UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2010

DEFENTECT GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 333-134658

Delaware	22-393-8509
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

535 Connecticut Avenue, 2nd floor
Norwalk, Connecticut	06854
(Address of principal	(Zip Code)
executive offices)

Registrant’s  telephone number, including area code:    (203) 354-9164

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 15, 2010, we issued a press release announcing an agreement with Mayday 360, LLC (“Mayday 360”).  A copy of aforesaid press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01. Mayday 360 is a new venture formed by New York based Investigative Management Group, which is engaged in the high-end investigative security business, and Beth Holloway, the mother of Natalee Holloway who disappeared in Aruba in 2005.  Mayday 360 was formed to develop solutions that will empower the families of those who encounter trouble while away from the United States.  We develop and market technologies for the security and threat management industry.

Pursuant to the terms of the agreement which is between Splinternet Communications, Inc. (d/b/a Defentect), our wholly owned subsidiary, and Mayday 360, and which will have an initial term of two years, we will develop and provide Mayday 360 a certain smartphone-triggered messaging system (the “Application”) which will allow subscribers to Mayday 360’s safety and security service offerings to make their status and physical location immediately known to Mayday 360’s response personnel through services provided by us.   In connection with the development of the Application and the use thereof by Mayday 360 subscribers, we will provide hosting, notification and information technology services.

The fees to be paid to us will be pursuant to a certain fee schedule based on the number of subscribers who have (i) registered to receive Mayday 360’s products and services and paid their registration fee to Mayday 360, and (ii) downloaded the Application onto a compatible device and registered such Application with our control server.

In addition to the foregoing, the agreement contains, among other things, provisions pertaining to the time frame for initial delivery of the Application, intellectual property rights, certain limited exclusivity, confidentiality, indemnification, and provides that in the event of a breach, the non-breaching shall be entitled to terminate the agreement if the breaching party has not cured such breach within 30 days of notice of such breach.

Other than in respect of the aforesaid agreement, there is no material relationship between us and our affiliates and Mayday 360.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated June 15, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEFENTECT GROUP, INC.
(Registrant)

Dated: June 18, 2010	By:	/s/ James C. Ackerly
James C. Ackerly,
Chief Executive Officer and President

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